EXHIBIT 10.46 TO CURRENT REPORT ON FORM 8-K DATED AS OF APRIL 7, 2003
      ---------------------------------------------------------------------

                        STRATEGIC RELATIONSHIP AGREEMENT

     This STRATEGIC RELATIONSHIP AGREEMENT ("Agreement") is made and entered into this 7th day of April, 2003, by and between Health Net, Inc., a Delaware corporation ("Health Net") and SafeGuard Health Enterprises, Inc., a Delaware corporation ("SafeGuard").

                                    RECITALS
                                    --------

     WHEREAS, Health Net, through its Subsidiaries, is authorized to offer the Health Net Products (as defined herein) for sale in the Territory (as defined herein);

     WHEREAS, SafeGuard desires to make the Health Net Products available for sale by the SafeGuard Marketing Force (as defined herein) in the Territory;

     WHEREAS, Health Net is willing to make the Health Net Products available for sale in the Territory by the SafeGuard Marketing Force;

     WHEREAS, SafeGuard through its Subsidiaries is authorized to offer the SafeGuard Dental Products (as defined herein) for sale in the Territory;

     WHEREAS, SafeGuard is willing to make the Health Net Branded Products (as defined herein) available for sale by the Health Net Marketing Force (as defined herein) in the Territory; and

     WHEREAS, pursuant to the Purchase and Sale Agreement by and between Health Net and SafeGuard dated April 7, 2003, Health Net and SafeGuard agreed to enter into a strategic relationship agreement at the Closing to promote and facilitate the sale of Health Net Branded Products through the Health Net Marketing Force and the sale of Health Net Products through the SafeGuard Marketing Force.

     NOW THEREFORE, in consideration of the mutual agreements contained herein, the sufficiency of which is hereby acknowledged, and in consideration of the performance by the parties of their obligations under this Agreement, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

     Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given such terms in the Purchase and Sale Agreement. For purposes of this Agreement, the following terms shall have the meanings specified below (definitions are applicable to both the singular and the plural form of each term defined herein).

     "Ancillary  SafeGuard  Products"  means dental HMO products, dental PPO and
      ------------------------------
dental indemnity products developed by SafeGuard with benefit designs and rate structures that differentiate such products from the SafeGuard Dental Products offered generally by SafeGuard in the Territory and which shall be sold exclusively by the Health Net Marketing Force only to Health Net Clients.

     "Benchmark  Products"  means  those  SafeGuard  Dental  Products  that  are
      -------------------
determined by the parties to be materially similar to the Health Net Branded Products as of the Effective Date.

     "Branding"  shall  have  the  meaning  set  forth  in  Section  2.7.
      --------

     "Change  of Control" means the acquisition, in a single transaction or in a
      -------------------
series of related transactions, by a person, an entity or a group of persons or entities acting in concert of fifty-one percent (51%) or more of the voting securities of a party, or fifty-one percent (51%) or more of the aggregate value of the assets of a party.

     "Contractholder"  means  an  employer or individual in the Territory who or
      --------------
which executes an enrollment agreement with respect to any Product subject to this Agreement.

     "Dispute"  shall  have  the  meaning  set  forth  in  Section  9.1.
      -------

     "Eligible  Employee" means an employee who is eligible to enroll in a group
      ------------------
Product  issued  to  a  Contractholder.

     "Effective  Date" means the Closing Date of the Purchase and Sale Agreement
      ---------------
by  and  between  Health  Net  and  SafeGuard  dated  as  of  April  7,  2003.

     "Health  Net  Branded  Products"  means  SafeGuard  dental  HMO  Products,
      ------------------------------
SafeGuard dental PPO Products or SafeGuard dental indemnity Products selected by Health Net to market through the Health Net Marketing Force in the Territory after the Effective Date with the Branding of Health Net and issued, underwritten and administered by either SafeGuard Health Plans, Inc. or SafeHealth Insurance Company.

     "Health  Net  Clients"  shall  have  the  meaning set forth in Section 2.1.
      --------------------

     "Health  Net  Dental Products" means the dental HMO Products offered in the
      -----------------------------
Territory as of the Effective Date by Health Net Dental, Inc., the dental PPO Product offered in Oregon by Health Net Health Plan of Oregon, Inc., the dental indemnity Product offered in Arizona by Health Net of Arizona, Inc. and the dental PPO and dental indemnity Products offered in the Territory as of the Effective Date by Health Net Life Insurance Company.

     "Health  Net  Indemnities" shall have the meaning set forth in Section 8.1.
      ------------------------

     "Health  Net  Marketing  Force"  means  (i)  employees of Health Net or its
      -----------------------------
Subsidiaries who are licensed in one or more states within the Territory to sell Products in any state within the Territory; (ii) any agents under contract with any Health Net Subsidiary who or which are licensed in one or more states within the Territory and authorized to sell Products on behalf of any Health Net Subsidiary in any of the states within the Territory; and (iii) any independent brokers who or which are licensed in one or more states within the Territory to sell Products and who or which are authorized to represent specific purchasers of Products.

     "Health  Net  Mark-Up"  except as otherwise set forth in Section 5.5, means
      --------------------
the dollar amount equal to [SAFEGUARD-HEALTH NET PROPRIETARY INFORMATION] of the Net Price for Health Net Branded dental HMO Products and [SAFEGUARD-HEALTH NET PROPRIETARY INFORMATION] of the Net Price for the Health Net Branded dental PPO and dental indemnity Products.

     "Health  Net  Products"  means Medical Products, life insurance, vision and
      ---------------------
behavior health HMO, PPO and indemnity products offered by Health Net Subsidiaries in the Territory.

     "HMO"  means  a  commercial  contract  for health care services provided by
      ---
Health Net Subsidiaries to Contractholders in the Territory utilizing a network of providers who or which are under direct or indirect contract with a Health Net Subsidiary to provide health care services. "HMO" includes HMO plans with a "point-of-service" feature that permits Enrollees to seek medical services from providers outside the network of providers who or which are under direct or indirect contract with a Health Net Subsidiary to provide health care services.

     "JAMS"  shall  have  the  meaning  set  forth  in  Section  9.2.
      ----

     "Medical  Products"  means (i) PPO and indemnity health insurance contracts
      -----------------
covering the medical costs or services of Subscribers and (ii) medical HMO contacts.

     "Most  Favored  Nation  Price"  means  the  Net  Price  plus the Health Net
      ----------------------------
Mark-Up.

     "Net  Price"  means the amount equal to the estimated health care costs per
      ----------
Subscriber established by SafeGuard for Health Net Branded Products multiplied by an administrative expense factor of [SAFEGUARD-HEALTH NET PROPRIETARY INFORMATION] for dental HMO Products and [SAFEGUARD-HEALTH NET PROPRIETARY
INFORMATION]  for  dental  PPO  and  dental  indemnity  Products.

     "Pooled  Net  Price"  means the amount equal to the pooled estimated health
      ------------------
care costs determined by SafeGuard for each Health Net Branded Product plan design multiplied by an administrative expense factor of [SAFEGUARD-HEALTH NET PROPRIETARY INFORMATION] for dental HMO Products and [SAFEGUARD-HEALTH NET
PROPRIETARY  INFORMATION]  for  dental  PPO  and  dental  indemnity  Products.

     "Producer" means an insurance agent, broker or employee of either SafeGuard
      --------
or Health Net or any of their Subsidiaries authorized to market and sell the Products of a party in any state within the Territory.

     "Product"  means  any  Health  Net  Product,  Health  Net  Branded Product,
      -------
SafeGuard Dental Product or Ancillary Product offered for sale or sold pursuant to this Agreement.

     "SafeGuard  Clients"  shall  have  the  meaning  set  forth in Section 2.4.
      ------------------

     "SafeGuard  Dental  Products"  means the dental HMO products offered in the
      ---------------------------
Territory by SafeGuard Health Plans, Inc., and the dental PPO and dental indemnity products offered in the Territory by SafeHealth Life Insurance Company.

     "SafeGuard  Indemnities"  shall  have the meaning set forth in Section 8.2.
      ----------------------

     "SafeGuard  Subcapitation  Amount"  means  the  dollar amount arrived at by
      --------------------------------
multiplying  the  total  number  of Subscribers covered under Health Net Branded
Products issued on or after the Effective Date by the Net Price of their respective Health Net Branded Products. The number of Subscribers used to calculate the SafeGuard Subcapitation Amount shall be subject to adjustment based on SafeGuard's standard retroactivity adjustment policy as of the adjustment date.

     "Supplemental  Subcapitation Amount" means that dollar amount calculated in
      -----------------------------------
the  manner  described  in  Section  5.5.

     "Subscriber"  means  the  persons  including,  but not limited to, Eligible
      ----------
Employees, who meet the eligibility requirements for a Product and who have enrolled in such Product.

     "Territory"  means Arizona, Oregon and California for dental PPO and dental
      ---------
indemnity  Products  and  California  for  dental  HMO  Products.

     "Term"  means  that  period  of  time  commencing on the Effective Date and
      ----
ending  on  the  termination  date  of  this  Agreement.

                                   ARTICLE II
                               MARKETING AND SALES
                               -------------------

     Section 2.1 Marketing and Sale of the Health Net Branded Products to Health Net Clients. Subject to the terms, conditions and limitations of this Agreement, Health Net shall have the right to utilize the Health Net Marketing Force to offer Health Net Branded Products to existing and prospective individual, small group [SAFEGUARD-HEALTH NET PROPRIETARY INFORMATION], mid-market group [SAFEGUARD-HEALTH NET PROPRIETARY INFORMATION], large group and government clients of Health Net in the Territory (jointly referred to herein as "Health Net Clients") when the Health Net Marketing Force has or is offering to sell a Medical Product to such Health Net Clients.

     Section 2.2 Development of Ancillary Dental Products. SafeGuard and Health Net shall develop jointly Ancillary SafeGuard Products that Health Net reasonably determines would provide a marketing opportunity for the Health Net Marketing Force in the Territory. Any Ancillary SafeGuard Products developed jointly by Health Net and SafeGuard shall be offered exclusively by the Health Net Marketing Force only as Health Net Branded Products to Health Net Clients in the Territory.

     Section  2.3  Exclusive  Agreement.

     (a) Except with Health Net's prior written consent and except as provided in this Section 2.3(a) and Section 7.3(f), during the Term SafeGuard shall not enter into any agreement substantially similar to this Agreement with any entity other than Health Net for the purpose of offering Medical Products for sale to SafeGuard Clients in the Territory, provided, however, that nothing
                                         --------   -------
contained in this Agreement shall limit SafeGuard's right to market SafeGuard Dental

Products or any other products not subject to this Agreement directly to SafeGuard Clients through the SafeGuard Marketing Force and provided further
                                                                -------- -------
that the provisions of this Section 2.3(a) shall have no further force or effect if Health Net or a Health Net Subsidiary acquires ownership, merges or consolidates with an entity that offers or operates a dental HMO or dental insurance business in the Territory, or ownership of Health Net is acquired by an entity that offers or operates a dental HMO or a dental insurance business in the Territory and the dental HMO and dental insurance business of the combined entities accounts for more than [SAFEGUARD-HEALTH NET PROPRIETARY INFORMATION] percent of the annual gross revenues of the combined entities.

     (b) Except with SafeGuard's prior written consent and except as provided in this Section 2.3(b) and Section 7.3(f), during the Term Health Net shall not enter into any agreement substantially similar to this Agreement with any entity other than SafeGuard for the purpose of offering any dental HMO, dental PPO or dental indemnity insurance products for sale to Health Net Clients in the Territory, provided, however, nothing contained in this Agreement shall limit
            --------   -------
Health Net's right to market Health Net Products or any other products not subject to this Agreement directly to Health Net Clients through the Health Net Marketing Force and provided further that the provisions of this Section 2.3(b)
                     -------- -------
shall have no further force or effect if SafeGuard or a SafeGuard Subsidiary acquires ownership, merges or consolidates with an entity that offers or operates a health insurance business that provides Medical Products in the Territory, or ownership of SafeGuard is acquired by an entity that offers or operates a health insurance business that provides Medical Products in the Territory and the health insurance business of the combined entities accounts for more than [SAFEGUARD-HEALTH NET PROPRIETARY INFORMATION] of the annual gross revenues of the combined entities.

     (c) Health Net shall have the option to expand the exclusive strategic relationship described in this Agreement to additional states in which SafeGuard is appropriately licensed to offer the Health Net Branded Products, provided that SafeGuard has no prior commitments in such additional states that would conflict with the obligations of SafeGuard under this Agreement. SafeGuard shall provide notice to Health Net of its intent to enter into an exclusive strategic relationship in any state outside the Territory that would be substantially similar to its relationship with Health Net described in this Agreement. Health Net shall have twenty (20) days from the date of the SafeGuard notice to exercise its option to expand its exclusive strategic relationship with SafeGuard into the states identified in the SafeGuard notice, provided, however,
                                                              --------  -------
Health Net shall not have the option to exercise its option to expand this strategic relationship in either Texas or Florida unless Health Net has at least [SAFEGUARD-HEALTH NET PROPRIETARY INFORMATION] Subscribers enrolled in its Medical Products in the relevant state at the time Health Net exercises its option to expand this strategic relationship to such state.

     Section 2.4 Marketing and Sale of Health Net Products by SafeGuard. Subject to the terms and conditions of this Agreement, the SafeGuard Marketing Force shall have the right to market Health Net Products to existing and prospective individual and group accounts of SafeGuard Dental Products or SafeGuard vision products in the Territory ("SafeGuard Clients").

     Section 2.5 Identification of Health Net Branded Products. Subject to the requirements and limitations of Section 2.7 of this Agreement and all applicable Law, the Health

Net Branded Products shall be marketed under the collective designation "Health Net Dental." Each Health Net Branded Product shall be assigned a specific trade name, to be agreed to by the parties. Notwithstanding the foregoing, the Health Net Branded Products shall be marketed in a way that clearly indicates that the benefits provided under Health Net Branded Products are obligations of SafeGuard Health Plans, Inc. or SafeHealth Life Insurance Company, as appropriate, and does not suggest that such benefits are obligations of Health Net or any Health Net Subsidiary.

     Section 2.6 Marketing Materials. Each party shall bear the cost of its own marketing and promotional efforts, including but not limited to, the development and production of any marketing and collateral materials used to promote or market their respective Products. Any marketing and collateral materials developed by a party to promote or market Products pursuant to this Agreement shall be approved by the other party prior to use.

     Section 2.7 Branding. Neither party shall make use of the other party's trade marks, service marks, trade names or logos, including domain names, electric or written content or other materials, descriptions or representations of any kind that mentions the other party or its Affiliates, or refers to any Products or services of the other party (collectively referred to as "Branding") without obtaining the prior written consent of such other party. The parties shall use commercially reasonable efforts to provide the other party with such consent to utilize their respective Branding where reasonably necessary for the other party to perform its duties and exercise its rights under this Agreement and any such consent granted to utilize a party's Branding shall constitute a non-exclusive, revocable license that is limited to use of the Branding of the party in the Territory consistent with this Agreement.

     Section 2.8 Training. Health Net and SafeGuard shall develop jointly programs or prepare materials to train all necessary Health Net and SafeGuard personnel and the respective Marketing Forces of the parties regarding the marketing and administration of the Products.

                                   ARTICLE III
                     UNDERWRITING, RATES AND ADMINISTRATION
                     --------------------------------------

     Section  3.1  Authority  Regarding  Products.

     (a) Except as provided below and in Article V, nothing in this Agreement confers or is intended to confer on a party any authority with respect to the Products of the other party, including but not limited to (i) underwriting criteria; (ii) pricing; (ii) participation requirements; (iii) minimum employer contributions; (iv) approval of applications; or (v) the authority to issue policies, contracts or any other documents conferring coverage under a Product of the other party. Except as otherwise provided herein, each party reserves the right, in its sole discretion, to amend, change or abolish coverage forms, premium rates or fees, underwriting guidelines, eligibility criteria and other internal rules and regulations with respect to its own Products.

     (b) Subject to any limitations imposed by applicable Law, the respective Marketing Forces of the parties shall be permitted to obligate the other party to provide coverage to their respective Clients under the Products offered for sale pursuant to this Agreement if such Clients meet the eligibility and underwriting criteria established by the party providing the Product. In the event a Client does not meet the eligibility and underwriting criteria established by the party providing the Product, the Marketing Force of the other party shall not have the authority to obligate the party providing the Product to provide coverage without the prior consent of the party providing the Product. Except as provided in this Section 3.1(b), each party retains the exclusive right, exercisable without permission from the other party, to accept or reject any application or enrollment request, or to cancel the coverage with respect to their respective Products. Notwithstanding the foregoing, neither party shall impose any limitations or criteria with respect to a Product offered for sale pursuant to this Agreement that is more restrictive than the limitations and criteria applicable generally to the Products offered for sale by the party in the Territory.

     Section  3.2  Product  Administration.

     (a) Except as specifically provided herein, each party shall be responsible for the design and implementation of all administrative services and procedures with respect to its respective Products, including without limitation, enrollment, applications, setting the Net Price, underwriting, reporting, coverage determinations, claims, grievances, correspondence and communication with eligible and covered persons, employers, Contractholders, Subscribers, providers and Governmental Authorities, compliance, record keeping, eligibility verification, and providing any notices required by applicable Law, provided,
                                                                       --------
however,  the  parties  shall attempt to coordinate enrollment, underwriting and
-------
the application process to the extent possible and permitted by Law under the circumstances.

     (b) To the extent permitted by applicable Law, the parties may elect to coordinate the provision of one or more administrative service to minimize duplication of resources and to promote greater profitability of the Products. The fees payable for such services, if any, shall be separately negotiated by the parties.

     Section 3.3 Enrollment. Health Net shall enroll Health Net Clients in the Health Net Branded Products sold by the Health Net Marketing Force when such
Health Net Branded Products are sold to a Health Net Client together with any Health Net Medical Product. In the event the Health Net Marketing Force sells any Health Net Branded Product to a Health Net Client without contemporaneously selling such Health Net Client a Health Net Medical Product, SafeGuard shall be responsible for enrolling the Eligible Employees in such Health Net Branded Products. Health Net and SafeGuard shall cooperate and coordinate in conducting employee on-site enrollment meetings.

     Section 3.4 Enrollment Materials. Each party shall be responsible for the preparation and distribution of Product booklets, certificates, provider directories, identification cards, and all other materials relating to the party's respective Products. All enrollment agreements, forms and other materials, including Subscriber handbooks and identification cards, used for Contractholders and Subscribers shall be either Health Net's or SafeGuard's existing approved forms, as appropriate, modified as necessary to reflect the terms of this Agreement and the administrative requirements of Health Net and SafeGuard, respectively. All such materials shall specify the Subsidiary of Health Net that is the underwriter of the Health Net Products, and the

Subsidiary of SafeGuard that is the underwriter of SafeGuard Products, including but not limited to, the Health Net Branded Products. Neither party shall use enrollment materials using the name of the other party, without the other party's written approval.

     Section 3.5 Enrollment Reports. Health Net and SafeGuard shall prepare periodic and timely reports showing all Products sold, renewed or terminated pursuant to this Agreement, and other enrollment information required by either party to perform its duties with respect to such Products. Such reports shall be made by each party on a periodic and timely basis within five (5) Business Days following the end of the month in which the transactions or other matters occurred, and shall be transmitted by electronic transmission in a form reasonably acceptable to the receiving party. Health Net and SafeGuard shall each prepare periodic reconciliations of the enrollment information in their possession.

     Section 3.6 Books and Records. Each party shall keep and maintain true and complete records of all transactions pursuant to this Agreement. Each party shall permit the other party reasonable access during normal business hours to its records related to its rights and obligations under this Agreement for inspection and copying by the other party or its authorized representatives, or by a legally authorized and properly identified Governmental Authority. Each party shall furnish the other party, upon its written request, all reasonably required information in the party's possession regarding any and all matters, transactions or activities pertaining to the Products of the other party including information required for financial reporting purposes, at such times and in such formats as mutually agreed upon by the parties.

                                   ARTICLE IV
                       MANAGED CARE SERVICES AND PRODUCTS
                       ----------------------------------

     Section  4.1  Network  Management.

     (a) Except as otherwise provided in the Network Access Agreement by and between Health Net Life Insurance Company and SafeHealth Life Insurance Company dated April 7, 2003, (i) all terms and conditions of provider contracts, including all compensation arrangements and/or negotiated fees, shall be the sole responsibility of the party contracting with the providers, and (ii) provider network recruitment and management, credentialing protocols, quality assurance, utilization management, case management, and other managed care services with respect to each party's Products shall be designed, managed and performed by the party providing the Product with which the services are to be associated. Each party may recommend to the other additions to or deletions from such party's provider networks, provided, however, that the decision to
                                    --------   -------
include or exclude any provider shall be the decision solely of the party responsible for making the network of providers available.

     (b) Neither party shall be required to disclose to the other party its proprietary information, including without limitation, information with respect to utilization review, case management, procedure specific protocols, physician and provider profiling, credentialing criteria, software systems or any other information which that party, in its sole discretion, designates as proprietary. If a party elects to disclose any such proprietary information, such information shall be deemed Confidential Information subject to the limitations of Section 10.16.

                                    ARTICLE V
                   PRODUCT PRICING, COMPENSATION AND EXPENSES
                   ------------------------------------------

     Section 5.1 Determination of Benchmark Products. Promptly after the Effective Date, SafeGuard and Health Net shall compare the Health Net Dental Products to the SafeGuard Dental Products and determine which Health Net Dental Products are materially similar to comparable SafeGuard Dental Products, and any such SafeGuard Dental Products determined to be materially similar to the Health Net Dental Products and selected by Health Net to be a Health Net Branded Product shall be considered "Benchmark Products." If, as of the Effective Date, there is no Health Net Dental Product materially similar to an existing SafeGuard Dental Product, at the request of Health Net, SafeGuard shall develop a Health Net Branded Product substantially similar to such SafeGuard Dental Product. Health Net Branded dental HMO products created by SafeGuard at the request of Health Net to match the SafeGuard Dental Products shall have features identical to the features of the "Health Net Advantage" suite of products. As SafeGuard develops new Dental Products, Health Net shall have the option to request SafeGuard to develop an identical Health Net Branded Product. A SafeGuard Product for which a Health Net Branded Product is created by SafeGuard at the request of Health Net pursuant to this Section 5.1 shall be considered a Benchmark Product.

     Section 5.2 Pricing of Benchmark Products. During the Term, SafeGuard shall not sell any Benchmark Product in the Territory for a price less than the Net Price of the comparable Health Net Branded Products plus the Health Net Mark-Up.

     Section 5.3 Pricing of Health Net Branded Products. The Health Net Marketing Force shall be permitted to offer the Health Net Branded Products to individual, small group [SAFEGUARD-HEALTH NET PROPRIETARY INFORMATION] and mid-market group [SAFEGUARD-HEALTH NET PROPRIETARY INFORMATION] Health Net Clients at prices to be determined by Health Net in its sole discretion.

     Section 5.4 Pricing of Large Group and Government Clients. In those circumstances where the Health Net Marketing Force has or is providing a quote to a Large Group or Government account on one or more Health Net Medical Products within the Territory, the Health Net Marketing Force shall be permitted to offer the Health Net Branded Products to such Large Group or Government account at rates that are competitive in the relevant market within the Territory and based upon the health care costs of each Large Group or Government account offered the Health Net Branded Product. The Net Price for such groups shall be established by SafeGuard and based on the estimated health care costs of the Subscribers covered under the Health Net Branded Products issued to the group multiplied by an administrative expense factor of [SAFEGUARD-HEALTH NET PROPRIETARY INFORMATION] for dental HMO Products and an administrative expense factor of [SAFEGUARD-HEALTH NET PROPRIETARY INFORMATION] for dental PPO and dental indemnity insurance Products.

     Section  5.5  Replacement  of  Health  Net  Dental  Products.

     (a) Health Net shall use commercially reasonably efforts to replace any Health Net Dental Product with a Health Net Branded Product for any Health Net Client that also purchased prior to the Effective Date one or more Health Net Medical Products. Health Net shall receive an adjusted Health Net Mark-Up and SafeGuard shall receive a Supplemental Subcapitation Amount equal to the Supplemental Subcapitation percentages set forth below multiplied by the Pooled Net Price for those Health Net Subscribers set forth in Schedule 5.5 (i) who are covered by both a Health
                               ------------
Net Dental Product and a Health Net Medical Product prior to the Effective Date,
(ii) who are covered under both such Products on the Effective Date, and (iii) whose Health Net Dental Product is replaced by a Health Net Branded Product after the Effective Date as follows:

     [SAFEGUARD-HEALTH NET PROPRIETARY INFORMATION]

     (b)  For  those  Health  Net  Subscribers  set  forth on Schedule 5.5 whose
                                                              ------------
Health Net Dental Products are not converted to a Health Net Branded Product after the Effective Date, all revenue attributable to the Health Net Dental Product less Producer commissions shall be paid to SafeGuard as a Supplemental Subcapitation Amount.

     (c) Health Net shall use commercially reasonable efforts to replace the Health Net Dental Products with Health Net Branded Products for any Subscriber of Health Net Health Plans of Oregon, Inc. who or which also purchased a Health Net Medical Product prior the Effective Date. Health Net shall use commercially reasonable efforts to effect such replacement upon the first renewal date of the Health Net Dental Products following the Effective Date, but in no event later than December 31, 2004. The Health Net Marketing Force shall be authorized to sell the Health Net Branded Products to such Subscribers of Health Net Health
Plan of Oregon, Inc. at prices to be determined by Health Net in its sole discretion. Any Subscriber of Health Net Health Plans of Oregon, Inc. who or which purchased only a Health Net Dental Product shall be offered a SafeGuard Dental Product upon the first renewal date of such Health Net Dental Products.

     (d) Health Net shall use commercially reasonable efforts to replace the Health Net Dental Products with Health Net Branded Products for any Subscriber of Health Net of Arizona, Inc. or Health Net Life Insurance Company residing in Arizona upon the first renewal date of the Health Net Dental Products following the Effective Date. The Health Net Marketing Force shall be authorized to sell the Health Net Branded Products to such Arizona Subscribers at prices to be determined by Health Net in its sole discretion.

     (e) Any Health Net Dental Product purchased prior to the Effective Date by a Subscriber of Health Net of California, Inc. in conjunction with a "Seniority Plus" plan shall be considered a Health Net Branded Product as of the Effective Date and SafeGuard shall be entitled to receive the SafeGuard Subcapitation Amount with respect to such Health Net Dental Products commencing as of the Effective Date.

     Section 5.6 Stand Alone Presentation of Benchmark Products. In the event a member of the SafeGuard Marketing Force presents a price quote to a prospective account only for one or more Benchmark Product and a member of the Health Net Marketing Force also presents a price quote to the same account for both a Medical Product and one or more Health Net Branded Products which match the Benchmark Products quoted by the SafeGuard Marketing Force,

Health Net shall be permitted to sell the Health Net Branded Products which match the Benchmark Products offered by SafeGuard to the account for the lowest price SafeGuard offered such Benchmark Products to the account. If SafeGuard lowers the price of the Benchmark Products offered to an account described in this Section 5.6, SafeGuard shall promptly notify Health Net of such price reduction and adjust the Net Price of the comparable Health Net Branded Products offered to the account by the Health Net Marketing Force to match the reduced price of the Benchmark Products offered to the account by SafeGuard.

     Section 5.7 Health Net Sales of Health Net Branded Products. Health Net shall receive the Health Net Mark-Up on any Health Net Branded Products purchased by Health Net Subscribers as a result of the efforts of the Health Net Marketing Force subsequent to the Effective Date, provided, however, Health Net shall not be entitled to the Health Net Mark-Up (i) for any Health Net Subscribers who are also SafeGuard Subscribers; (ii) if the Health Net Marketing Force sells a Medical Product to an account who or which is a Contractholder under a SafeGuard Dental Product; or (iii) if SafeGuard sells a Health Net Medical Product together with a SafeGuard Dental Product or a SafeGuard vision product to a new SafeGuard Client after the Effective Date.

     Section 5.8 Compensation to SafeGuard for Sale of Health Net Products. If a member of the SafeGuard Marketing Force sells a SafeGuard Subscriber a Health Net Product after the Effective Date, Health Net shall pay SafeGuard [SAFEGUARD-HEALTH NET PROPRIETARY INFORMATION] of the collected first year premium (net of Producer commission) for any such Health Net Product not later than the tenth (10th) calendar day of the month of eligibility for the Subscribers. The SafeGuard Marketing Force shall offer Health Net Products to SafeGuard Subscribers only at the price authorized by Health Net.

                                   ARTICLE VI
           BILLING AND COLLECTION OF PREMIUMS; PAYMENT OF COMMISSIONS
           ----------------------------------------------------------

     Section  6.1  Billing  and  Collection  of  Premiums.

     (a) Health Net shall bill and collect premium and contract fees for all Health Net Branded Products sold by the Health Net Marketing Force to a Health Net Client. Health Net shall bill and collect all premium and contract fees attributable to Health Net Products sold to SafeGuard Clients by the SafeGuard Marketing Force.

     (b) Health Net shall notify SafeGuard if Health Net determines that an individual or group who or which purchased a Health Net Branded Product is ineligible for any reason including, but not limited to, failure to pay premiums. Any adjustments to the eligible Subscribers and the resulting SafeGuard Subcapitation Amount shall be subject to the standard retroactivity adjustment policy of SafeGuard at the time of the adjustment.

     Section  6.2  Commissions.

     (a) Health Net shall make payment of all commissions (i) owing to members of the Health Net Marketing Force to the extent that such commissions become due as a result of the sale of Health Net Medical Products or Health Net Branded Products pursuant to this Agreement, and (ii) owing to SafeGuard to the extent such commissions become due as a result of the sale of Health Net Medical Products to SafeGuard Clients by a member of the SafeGuard Marketing Force. SafeGuard shall make payment of all commissions to members of the SafeGuard Marketing Force to the extent such commissions become due as a result of the sale of Health Net Medical Products to SafeGuard Clients.

     (b) Each party shall be responsible for ensuring that each member of its respective Marketing Force is appropriately licensed and appointed, as necessary, to sell the Products and to receive commissions. The parties shall not authorize any person or entity to solicit sales of Products pursuant to this Agreement in any state unless such person or entity is properly licensed in that state. All payments of commissions to members of the marketing forces of the respective parties shall comply with applicable Law.

     Section 6.3 Subcapitation Payments to SafeGuard. The SafeGuard Subcapitation Amount plus any Supplemental Subcapitation Amount shall be the sole compensation payable by Health Net to SafeGuard in connection with the Health Net Branded Products sold by the Health Net Marketing Force pursuant to this Agreement. The SafeGuard Subcapitation Amount shall be paid to SafeGuard no later than the tenth (10th) calendar day of the month of eligibility for the Subscribers under the Health Net Branded Products sold pursuant to this Agreement.

     Section 6.4 Accounting and Reporting. Each party shall prepare and supply the other party with any accounting reports and reports of activities with respect to the Products and sales activities pursuant to this Agreement reasonably requested by the other party.

                                   ARTICLE VII
                              TERM AND TERMINATION
                              --------------------

     Section 7.1 Term. This Agreement shall become effective on the Effective Date and shall continue in effect for sixty (60) months unless terminated pursuant to the terms of this Article VII. Unless this Agreement has been terminated pursuant to the terms of this Article VII, Health Net shall have the option to extend this Agreement on the same terms and conditions for an additional sixty (60) months by providing written notice to SafeGuard no less than one hundred and eighty (180) days prior to the expiration of the initial sixty (60) months.

     Section 7.2 Termination on Mutual Consent. This Agreement may be terminated at any time by mutual agreement of the parties hereto in writing.

     Section 7.3 Termination for Cause. Either party may terminate this Agreement for cause by providing the other party written notice of its intention to terminate upon the occurrence of any of the following:

     (a) If a party fails to remit any amounts due under this Agreement within twenty-five (25) days of the date such amount is due and payable.

     (b) If a party breaches a material term, covenant or condition of this Agreement and fails to cure such breach within thirty (30) days of receiving written notice of such breach from the non-breaching party. The written notice of such breach shall make specific reference to the action causing breach. If the breaching party fails to cure its breach to the reasonable satisfaction of the non-breaching party during the thirty (30) day cure period, this Agreement shall terminate at the option of the non-breaching party. In the event such cure cannot reasonably be completed within such thirty
(30) day period, then commencement of such cure within such thirty (30) days and its diligent prosecution to completion shall, subject to the party's other rights to terminate the Agreement, extend the period to cure the breach for an additional period reasonably necessary to complete the cure.

     (c) If a party shall engage in fraudulent, illegal or grossly negligent conduct with respect to its duties and obligations under this Agreement, the other party shall have the right to terminate this Agreement, upon delivery of written notice of such termination to the defaulting party, which shall be effective upon receipt, without prejudice to any other rights or remedies available to the non-defaulting party by reason of the defaulting party's conduct.

     (d) If a party shall become unable to perform its obligations under their respective Products because of financial impairment or loss of authority to act under Law, or by action of any Governmental Authority, the other party shall have the right to terminate this Agreement immediately.

     (e) In the event of a Change of Control of one party, the other party shall have the right to terminate this Agreement effective as of the effective date of the Change of Control.

     (f) If the parties fail to reach the membership acquisition targets for a state other than California set forth in Schedule 7.3, either party shall have
                                           ------------
the right to enter into an agreement with a third party substantially similar to this Agreement with respect to such state and the exclusivity provisions of
Section 2.3 (a) and (b) with respect to such state shall have no further force and effect. If the parties fail to reach the membership acquisition target for California specified in Schedule 7.3, either party shall have the right to
                           -------------
terminate this Agreement in its entirety upon ninety (90) days written notice to the other party.

     Section 7.4 Post-Termination Rights and Responsibilities. Termination of this Agreement shall not terminate rights and obligations of the parties which by their nature extend beyond the term. Termination of this Agreement for any reason shall not release any party from any liability which has already accrued to another party at the time of termination. In the event this Agreement is terminated, the parties shall continue to perform all customary and necessary services regarding their respective Products in accordance with the provisions of this Agreement until all such Products have been completely canceled, transitioned, nonrenewed, or otherwise terminated.

                                  ARTICLE VIII
                                 INDEMNIFICATION
                                 ---------------

     Section 8.1 Indemnification by SafeGuard. SafeGuard shall defend, indemnify and hold harmless Health Net and its directors, officers, employees, shareholders, and Affiliates ("Health Net Indemnities") from and against any and all loss, claim, damage, liability, or action in respect hereof which is caused by or results from the malfeasance, negligence, action or inaction of SafeGuard of its duties and obligations under this Agreement. If any claim, demand, action, suit, or proceeding is made or brought against any of the Health Net Indemnities with respect to matters that are the subject of this indemnity, SafeGuard shall assume the defense thereof with counsel reasonably satisfactory to the Health Net Indemnities and shall pay all costs of such defense.

     Section 8.2 Indemnification by Health Net. Health Net shall defend, indemnify and hold harmless SafeGuard and its directors, officers, employees, shareholders, and Affiliates ("SafeGuard Indemnities") from and against any and all loss, claim, damage, liability, or action in respect hereof which is caused by or results from the malfeasance, negligence, action or inaction of Health Net of its duties and obligations under this Agreement. If any claim, demand, action, suit, or proceeding is made or brought against any of the SafeGuard Indemnities with respect to matters that are the subject of this indemnity, Health Net shall assume the defense thereof with counsel reasonably satisfactory to the SafeGuard Indemnities and shall pay all costs of such defense.

     Section 8.3 Liability under SafeGuard's Products. Health Net is not a guarantor, insurer, or reinsurer of, or joint venturer with, SafeGuard and Health Net shall have no risk of loss for, nor provide any indemnification to SafeGuard, any Contractholder or Subscriber, any provider or any other person with respect to any SafeGuard Product. SafeGuard shall indemnify Health Net for all liabilities, losses, suits, damages, costs and expenses (including reasonable fees of Health Net's attorneys, and other expenses of litigation), net of recoveries from third parties, arising in connection with a SafeGuard Product, including action or failure to act by SafeGuard, or its employees or agents.

     Section 8.4 Liability under Health Net Products. SafeGuard is not a guarantor, insurer, or reinsurer of, or joint venturer with, Health Net and SafeGuard shall have no risk of loss, nor provide any indemnification to Health Net, any Contractholder or Subscriber, any provider or any other person with respect to a Health Net Product. Health Net shall indemnify SafeGuard for all liabilities, losses, suits, damages, costs and expenses (including reasonable fees of SafeGuard's attorneys, and other expenses of litigation), net of recoveries from third parties, arising in connection with a Health Net Product, including action or failure to act by Health Net, or its employees or agents.

     Section 8.5 Survival of Article. This Article VIII shall survive the termination of this Agreement.

                                   ARTICLE IX
                                   ARBITRATION
                                   -----------

     Section 9.1 Arbitration. In the event of any dispute between the parties hereto relating to, arising out of, or in connection with any provision of this Agreement (hereinafter a "Dispute"), the parties to this Agreement and their representatives, designees, successors and assigns agree that any such Dispute shall be settled by binding arbitration to take place in Orange County, California; provided, however, that nothing herein shall preclude the parties from seeking equitable judicial relief pending arbitration, including but not limited to injunctive or other provisional relief.

     Section 9.2 Selection of Arbitrator. Any arbitration hereunder shall be conducted by a single arbitrator chosen from the panel of arbitrators of the Judicial Arbitration & Mediation Services ("JAMS") with experience and expertise in the dental HMO or dental indemnity insurance business. If a JAMS arbitrator with specific experience in the dental HMO or dental indemnity insurance business is not available, the arbitrator must have general experience in the health insurance industry. Within ten (10) days of notice of a Dispute from Health Net to SafeGuard or notice from SafeGuard to Health Net, SafeGuard and
Health Net shall use their best efforts to choose a mutually agreeable arbitrator. If Health Net and SafeGuard cannot agree on an arbitrator, the arbitrator shall promptly be selected by JAMS.

     Section 9.3 Procedures. The party submitting a Dispute to arbitration hereunder shall present its case to the arbitrator and the other party hereto in written form within twenty (20) days after the appointment of the arbitrator. The other party hereto shall then have twenty (20) days to submit a written response to the arbitrator and the original party who submitted the Dispute to arbitration. After timely receipt of each party's case, the arbitrator shall have twenty (20) days to render his or her decision.

     Section 9.4 Applicable Law. The arbitrator is relieved from judicial formalities and, in addition to considering the rules of law, the limitations contained in this Agreement and the customs and practices of the health care industry, shall make his or her award with a view to effectuating the intent of this Agreement. The decision of the arbitrator shall be final and binding upon the parties, and judgment may be entered thereon in a court of competent jurisdiction.

     Section 9.5 Expenses. Each party shall bear its own cost of arbitration, and the costs of the arbitrator shall be shared equally among each party to a Dispute.

     Section 9.6 Survival of Article. This Article IX shall survive termination of this Agreement.

                                    ARTICLE X
                                  MISCELLANEOUS
                                  -------------

     Section 10.1 Misunderstandings and Oversights. If any delay, omission, error or failure to perform any act required by this Agreement is unintentional and caused by misunderstanding or oversight, the parties shall adjust the situation to what it would have been had the misunderstanding or oversight not occurred. The party that first discovers such oversight or incorrect act as a result of the misunderstanding will notify the other party in writing promptly upon discovery of the misunderstanding or oversight. The parties shall act to correct the error, omission or oversight within thirty (30) days of notification of the problem. This Section 10.1 shall not be construed as a waiver by either party of its right to enforce strictly the terms of this Agreement.

     Section 10.2 Performance by Affiliates. The parties acknowledge that certain obligations required to be performed may, by their nature, require specific legal authority to perform or will be more effectively performed by the parties' Affiliates. The parties will, to the extent required in order for their respective Affiliates to perform the obligations of the respective parties under this Agreement, cause their respective Affiliates to perform such obligations hereunder as if such Affiliates were themselves parties hereto. In connection with the performance of such obligations, the parties' respective Affiliates shall be subject to the terms and conditions of this Agreement as if such Affiliates were themselves parties hereto.

     Section 10.3 Regulatory Approval. Performance of the obligations of either party under this Agreement shall be subject to the receipt of any necessary regulatory approvals under the applicable Law and practices of Governmental Authorities in the Territory. Health Net and SafeGuard shall cooperate in attempting to obtain expeditiously any necessary regulatory approvals from Governmental Authorities. Each party will bear its own expenses in obtaining such approvals.

     Section 10.4 Compliance with Laws. Each party shall, in the performance of their obligations set forth in this Agreement, comply with all applicable Law and the rules and regulations of all Governmental Authorities with jurisdiction over the parties and each party shall maintain all licenses or certificates necessary or appropriate for the performance of the functions set forth in this Agreement. Each party shall conform its actions under this Agreement to any orders concerning the activities covered by this Agreement by Governmental Authorities having jurisdiction over the parties' Products, business affairs and operations. Each party shall take all actions and make all filing, applications and provide all notices required by applicable Law to maintain their respective Products in compliance in all material respects with existing and future applicable Law. Each party shall promptly notify the other party of any complaint, inquiry or lawsuit by any Governmental Authority relating to the Products or to this Agreement.

     Section 10.5 Audits. Each party shall have the right, upon reasonable notice to the other party, and at the requesting party's expense, to audit the books and records of the other party relating to this Agreement during regular business hours at the premises of the audited party where such records are normally maintained, including but not limited to, verifying that SafeGuard is providing Health Net Clients the Most Favored Nation Price. The audited party shall reasonably cooperate in any such audit.

     Section 10.6 Headings and Schedules. Headings used herein are not part of this Agreement. Any Schedules or Exhibits attached hereto are incorporated by this reference and made a part of this Agreement.

     Section 10.7 Force Majeure. No party hereto shall be liable for any delay or failure in the performance of any obligation under this Agreement or for any loss or damage (including indirect or consequential damage) to the extent that such nonperformance, delay, loss or damage results from any contingency which is beyond the control of such party, provided such contingency is not caused by the fault or negligence of such party. A contingency for purposes of this Agreement shall be acts of God, fires, floods, earthquakes, explosions, storms, wars, hostilities, acts of terrorism, blockades, public disorders, quarantines, restrictions, embargoes, strikes or other labor disturbances, and compliance with any Law, order or control of, or insistence of any Governmental Authority or military authority.

     Section 10.8 Successors and Assigns; Binding Effect. This Agreement shall not be assigned by Health Net or SafeGuard without the prior written approval of the other party. The provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns.

     Section 10.9 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same agreement.

     Section 10.10 Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the strategic relationship of the parties, and supersedes any previous written or oral agreements. This Agreement shall be amended only by written agreement signed by a duly authorized officer of each of Health Net and SafeGuard, and any change to this Agreement shall be null and void unless made by such written agreement; provided, however, that where, under insurance, health or other applicable Law, the approval of any such amendment to this Agreement by one or more Governmental Authority is required, the amendment shall not take effect unless and until all such necessary approvals have been obtained and received by both Health Net and SafeGuard. In the event that any such approval is required, Health Net and SafeGuard shall each take all necessary actions in order to obtain such approval.

     Section 10.11 Waivers. The waiver by either of the parties of the other party's prompt and complete performance, or breach or violation, of any provisions of this Agreement and related documents shall not operate or be construed as a waiver of any subsequent breach or violation, and the waiver by any of the parties to exercise any right or remedy which it may possess hereunder shall not operate or be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

     Section 10.12 Governing Law. This Agreement shall be governed by and construed in accordance with the Law of the state of California, without giving effect to the principles of conflicts of laws thereof.

     Section 10.13 Severability. In the event any section or provision of this Agreement or related documents is found to be void and unenforceable by a court of competent jurisdiction, the remaining sections and provisions of this Agreement or related documents shall nevertheless be binding upon the parties with the same force and effect as though the void or unenforceable part had not been severed or deleted.

     Section 10.14 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered by certified process server, certified or registered mail (postage prepaid and return receipt requested), by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or by facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type). Notices shall be effective upon receipt and shall be addressed as follows:

     (a) if to SafeGuard to:

                               SafeGuard Health Enterprises, Inc.
                               95 Enterprise, Suite 100
                               Aliso Viejo, California  92656
                               Attn.: James E. Buncher
                               President and Chief Executive Officer
                               Tel: (949) 425-4100
                               Fax: (949) 425-4101

                          with a copy to:

                               Ronald I. Brendzel
                               Senior Vice President and General Counsel
                               SafeGuard Health Enterprises, Inc.
                               95 Enterprise, Suite 100
                               Aliso Viejo, California  92656
                               Tel: (949) 425-4110
                               Fax: (949) 425-4586

                          and

                               David K. Meyercord
                               Strasburger and Price, LLP
                               901 Main Street, Ste. 4300
                               Dallas, Texas  75202-3794
                               Tel: (214) 651-4525
                               Fax: (214) 659-4023

     (b) if to Health Net to:

                               Health Net, Inc.
                               Attn:  General Counsel
                               21650 Oxnard Street
                               Woodland Hills, California  91367
                               Tel: (818) 676-7601
                               Fax: (818) 676-7503

                          with a copy to:

                               Kenneth B. Schnoll
                               Sonnenschein Nath & Rosenthal
                               685 Market Street
                               San Francisco, CA  94105
                               Tel: (415) 882-0210
                               Fax: (415) 543-5472

     Section 10.15 Notice of Legal Proceedings. If either party receives a notice of the commencement of any legal proceedings involving the other party's Products or actions pursuant to this Agreement, any communication from any Governmental Authority, or any person identifying a complaint by a Contractholder or Subscriber (other than a routine inquiry not involving a communication from a Governmental Authority or the suggestion of any legal action), the party receiving such notice shall immediately advise the other party of such notice and shall thereafter forward promptly to the other party any correspondence or information pertaining to any such legal proceeding or communication.

     Section  10.16  Confidentiality.

     (a) Neither Health Net nor SafeGuard shall disclose any proprietary or confidential information of the other party to a third party without the express written consent of the other party to this Agreement. For purposes of this Agreement, "proprietary and confidential" information will include, without limitation, all internal business practices and business records, information concerning products and pricing, contracts, computer hardware and software or business methods in any form whatsoever, peer review, quality assurance and grievance procedures, any aspect of utilization review programs, provider fee schedules, reimbursement schedules or discounts, and advertising or marketing information, but not including information otherwise available to the public. Neither party shall use any proprietary and confidential information of the other party for its own benefit. Upon termination of this Agreement, each party will immediately return to the other party any confidential information, except confidential information necessary for the continued administration of any Product.

     (b) The parties shall maintain the confidentiality of any personal information, including health information, pertaining to Subscribers including, without limitation, files, records, reports, and other information prepared and maintained in connection with this Agreement, in accordance with all applicable Law.

     (c) Each party shall obtain any necessary consent or authorization from Subscribers with respect to the release to the other party of any non-public personal information, including health information, relating to such Subscribers, by means of general or specific releases, as appropriate. Each party shall notify the other if it becomes aware that proper releases have not been obtained.

     (d) To the extent that either of the parties performs functions, activities, or services for, or on behalf of, the other party to this Agreement involving the use or disclosure of Protected Health Information, as that term is defined in 45 CFR 164.501, the parties shall comply with the Business Associate Addendum set forth in Schedule 10.16 hereto.
                          ---------------

     Section 10.17 Press Releases. No public statement or press release regarding the existence of this Agreement shall be made by either party without obtaining the prior written consent of the other party, except as required by applicable Law.

     Section 10.18 Relationship of Parties. The parties to this Agreement are and shall remain independent contractors. Neither party is the employee or agent of the other party, except as set forth herein, and neither party has an express or implied right to bind the other party. The parties do not intend to form a joint venture, partnership, or to be governed by Law relating to any relationship other than that of independent contractors. Neither party is authorized to modify, alter or waive the terms of any Product issued by the other party.

     Section 10.19 No Third Party Rights. This Agreement has been made for the benefit of the parties hereto and respective successors and permitted assigns and nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any other person other than the parties to it and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third person to any party to this Agreement.

     Section 10.20 Expenses. Except as otherwise provided herein, each party shall be responsible for the expenses it incurs in connection with this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                        HEALTH NET, INC.

                                        By:  /s/ B. Curtis Westen
                                           -------------------------------------
                                        Name:  B. Curtis Westen
                                        Title: Senior Vice President, General
                                               Counsel and Secretary

                                        SAFEGUARD HEALTH ENTERPRISES, INC.

                                        By:  /s/ James E. Buncher
                                           -------------------------------------
                                        Name:  James E. Buncher
                                        Title: President and Chief Executive
                                               Officer

                                        By: /s/ Stephen J. Baker
                                           -------------------------------------
                                        Name:  Stephen J. Baker
                                        Title: Executive Vice President and
                                               Chief Operating Officer

                                  SCHEDULE 5.5

                    REPLACEMENT OF HEALTH NET DENTAL PRODUCTS

To be determined as of the Effective Date

                                  SCHEDULE 7.3

                         MEMBERSHIP ACQUISITION TARGETS


STATE                       NET NEW MEMBERS PER YEAR
-----                       ----------------------------

CALIFORNIA                 [SAFEGUARD-HEALTH NET PROPRIETARY INFORMATION]

OREGON                     [SAFEGUARD-HEALTH NET PROPRIETARY INFORMATION]

ARIZONA                    [SAFEGUARD-HEALTH NET PROPRIETARY INFORMATION]

TEXAS (If applicable)      [SAFEGUARD-HEALTH NET PROPRIETARY INFORMATION]

FLORIDA (If applicable)    [SAFEGUARD-HEALTH NET PROPRIETARY INFORMATION]

                                 SCHEDULE 10.16

                           BUSINESS ASSOCIATE ADDENDUM

This Business Associate Addendum (the "Addendum") supplements and is made a part of the Strategic Relationship Agreement by and between Health Net, Inc. and SafeGuard Health Enterprises, Inc. (the "Agreement"), and is effective as of the Effective Date of the Agreement.

RECITALS

A. The parties may disclose certain information to each other pursuant to the terms of the Agreement, some of which may constitute Protected Health Information, as defined below.

B. The parties intend to protect the privacy and provide for the security of Protected Health Information in compliance with the Health Insurance Portability and Accountability Act of 1996, Public law No. 104-191 ("HIPAA") and the regulations promulgated thereunder by the U.S. Department of Health and Human Services (the "HIPAA Regulations") and other applicable laws.

C. The purpose of this Addendum is to satisfy certain standards and requirements of HIPAA and the HIPAA Regulations, including, but not limited to, 45 CFR 164.502(e) and 45 CFR 164.504(e).

In consideration of the mutual promises below and the exchange of information pursuant to the Agreement and this Addendum, the parties agree as follows:

1.   Definitions

(a) "Business Associate" means the party performing functions, activities, or services for, or on behalf of, a Covered Entity pursuant to the Agreement involving the use or disclosure of Protected Health Information.

(b) "Covered Entity" means the party for whom, or on whose behalf, functions, activities, or services are performed pursuant to the Agreement involving the use or disclosure of Protected Health Information.

(c) "Privacy Rule" means the Standards for Privacy of Individually Identifiable Health Information at 45 CFR part 160 and part 164, subparts A and E.

(d) "Protected Health Information" has the same meaning as the term "protected health information" in 45 CFR 164.501, limited to the information created or received by Business Associate from or on behalf of Covered Entity.

(e) Capitalized terms used but not otherwise defined in this Addendum have the same meaning as those terms in the Privacy Rule.

2.   Obligations  and  Activities  of  Business  Associate

(a) Business Associate shall not use or disclose Protected Health Information other than as permitted or required by this Addendum or as Required By Law.

(b) Business Associate shall use appropriate safeguards to prevent use or disclosure of the Protected Health Information other than as provided for by the Agreement and this Addendum.

(c) Business Associate agrees to mitigate, to the extent practicable, any harmful effect that is known to Business Associate of a use or disclosure of Protected Health Information by Business Associate in violation of the requirements of this Addendum.

(d) Business Associate shall report to Covered Entity any use or disclosure of the Protected Health Information not provided for by this Addendum of which it becomes aware.

(e) Business Associate shall ensure that any agent, including a subcontractor, to whom it provides Protected Health Information received from, or created or received by Business Associate on behalf of, Covered Entity agrees to the same restrictions and conditions that apply through this Addendum to Business Associate with respect to such information.

(f) Business Associate shall provide access, at the request of Covered Entity, and in the time and manner designated by Covered Entity, to Protected Health Information in a Designated Record Set, to Covered Entity or, as directed by Covered Entity, to an Individual in order to meet the requirements under 45 CFR 164.524

(g) Business Associate agrees to make any amendment(s) to Protected Health Information in a Designated Record Set that the Covered Entity directs or agrees to pursuant to 45 CFR 164.526 at the request of Covered Entity or an Individual, and in the time and manner designated by Covered Entity.

(h) Business Associate agrees to make its internal practices, books, and records, including policies and procedures, relating to the use and disclosure of Protected Health Information received from, or created or received by Business Associate on behalf of, Covered Entity available to the Secretary, in a time and manner designated by the Secretary, for purposes of the Secretary determining Covered Entity's compliance with the Privacy Rule.

(i) Business Associate agrees to document such disclosures of Protected Health Information and information related to such disclosures as would be required for Covered Entity to respond to a request by an Individual for an accounting of disclosures of Protected Health Information in accordance with 45 CFR 164.528.

(j) Business Associate agrees to provide to Covered Entity, in the time and manner designated by Covered Entity, information collected in accordance with Section (2)(i) of this Addendum, to permit Covered Entity to respond to a request by an Individual for an accounting of disclosures of Protected Health
Information  in  accordance  with  45  CFR  164.528.


3. Permitted Uses and Disclosures by Business Associate General Use and Disclosure Provisions

     Except as otherwise limited in this Addendum, Business Associate may use or disclose Protected Health Information to perform functions, activities, or services for, or on behalf of, Covered Entity as specified in the Agreement, provided that such use or disclosure would not violate the Privacy Rule if done by Covered Entity.

4.   Specific  Use  and  Disclosure  Provisions

(a) Except as otherwise limited in this Addendum, Business Associate may use Protected Health Information for the proper management and administration of Business Associate or to carry out the legal responsibilities of Business Associate.

(b) Except as otherwise limited in this Addendum, Business Associate may disclose Protected Health Information for the proper management and administration of Business Associate, provided that disclosures are Required By Law, or Business Associate obtains reasonable assurances from the person to whom the information is disclosed that it will remain confidential and used or further disclosed only as Required By Law or for the purpose for which it was disclosed to the person (which purpose shall be consistent with the limitations imposed by this Addendum) and the person notifies the Business Associate of any instances of which it is aware in which the confidentiality of the information has been breached.

(c) Except as otherwise limited in this Addendum, Business Associate may use Protected Health Information to provide Data Aggregation services to Covered Entity as permitted by 42 CFR 164.504(e)(2)(i)(B).

(d) Business Associate may use Protected Health Information to report violations of law to appropriate Federal and State authorities, consistent with 45 CFR 164.502(j)(1).

5. Obligations of Covered Entity Provisions for Covered Entity To Inform Business Associate of Privacy Practices and Restrictions

(a) Covered Entity shall notify Business Associate of any limitation in its notice of privacy practices in accordance with 45 CFR 164.520, to the extent that such limitation may affect Business Associate's use or disclosure of Protected Health Information.

(b) Covered Entity shall notify Business Associate of any changes in, or revocation of, permission by an Individual to use or disclose Protected Health Information, to the extent that such changes may affect Business Associate's use or disclosure of Protected Health Information.

(c) Covered Entity shall notify Business Associate of any restriction on the use or disclosure of Protected Health Information that Covered Entity has agreed to in accordance with 45 CFR 164.522, to the extent that such restriction may affect Business Associate's use or disclosure of Protected Health Information.

(d) Covered Entity shall not request Business Associate to use or disclose Protected Health Information in any manner that would not be permissible under the Privacy Rule if done by Covered Entity, except as permitted by Sections 4(b) and 4(c) of this Addendum.

6.   Term  and  Termination

(a) This Addendum shall be effective as of the Effective Date of the Agreement, and shall terminate when all of the Protected Health Information provided by Covered Entity to Business Associate, or created or received by Business Associate on behalf of Covered Entity, is destroyed or returned to Covered Entity, or, if it is infeasible to return or destroy Protected Health Information, protections are extended to such information, in accordance with the termination provisions in this Section.

(b) Upon Covered Entity's knowledge of a material breach of this Addendum by Business Associate, Covered Entity shall either: (i) provide an opportunity for Business Associate to cure the breach or end the violation and terminate this Addendum, and the provision for performance of functions, activities, or services for, or on behalf of Covered Entity under the Agreement, if Business Associate does not cure the breach or end the violation within the time specified by Covered Entity; (ii) immediately terminate this Addendum, and the provision for performance of functions, activities, or services for, or on behalf of Covered Entity under the Agreement, if Business Associate has breached a material term of this Addendum and cure is not possible; or (iii) if neither termination nor cure is feasible, report the violation to the Secretary.

(c)     Effect  of  Termination.

     (i) Except as provided in paragraph (ii) of this section, upon termination of this Addendum, for any reason, Business Associate shall return or destroy all Protected Health Information received from Covered Entity, or created or received by Business Associate on behalf of Covered Entity, and shall retain no copies of the Protected Health Information. This provision shall apply to Protected Health Information that is in the possession of subcontractors or agents of Business Associate.

     (ii) In the event that Business Associate determines that returning or destroying the Protected Health Information is infeasible, Business Associate shall provide to Covered Entity notification of the conditions that make return or destruction infeasible. Upon mutual agreement that return or destruction of Protected Health Information is infeasible, Business Associate shall extend the protections of this Addendum to such Protected Health Information and limit further uses and disclosures of such Protected Health Information to those purposes that make the return or destruction infeasible, for so long as Business Associate maintains such Protected Health Information.

7.   Miscellaneous

(a)     Regulatory  References. A reference in this Addendum to a section in the
        ----------------------
Privacy  Rule  means  the  section  as  in  effect  or  as  amended.

(b)     Amendment.  The  Parties  agree  to  take such action as is necessary to
        ---------
amend this Addendum from time to time as is necessary for Covered Entity to comply with the requirements of the Privacy Rule and the HIPAA.

(c)     Survival.  The  respective  rights and obligations of Business Associate
        --------
under Section 6(c) of this Addendum shall survive the termination of this Addendum.

(d)     Interpretation.  The  provisions of this Addendum shall prevail over any
        --------------
provisions in the Agreement that may conflict with or appear inconsistent with any provision of this Addendum. Any ambiguity in this Addendum shall be resolved to permit Covered Entity to comply with the Privacy Rule.